UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2010

NRG Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15891	41-1724239
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

211 Carnegie Center, Princeton, New Jersey		08540
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	609-524-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2010, NRG Energy, Inc. (the "Company") announced the appointment of John Ragan as Executive Vice President and Regional President, Texas, effective July 1, 2010, in contemplation of the retirement of Kevin Howell, currently serving as Executive Vice President and Regional President, Texas, in August 2010. Mr. Ragan currently serves as Executive Vice President and Chief Operating Officer, a position he has held since February 2009. He previously served as Executive Vice President and Regional President, Northeast from December 2006 to February 2009.

Effective July 1, 2010, Mauricio Gutierrez will assume the role of Executive Vice President and Chief Operating Officer, with responsibility for Commercial Operations, Plant Operations, Environmental and Development Engineering and Construction. Mr. Gutierrez joined the Company in August 2004 and has been Executive Vice President, Commercial Operations, since January 2009 and Senior Vice President, Commercial Operations, from March 2008 until January 2009. In this capacity, he was responsible for the optimization of the Company’s asset portfolio and fuel requirements. Prior to this, Mr. Gutierrez served as Vice President, Trading. Mr. Gutierrez’s annual base salary will increase to $500,000.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.

June 18, 2010	By:	/s/ Michael R. Bramnick

Name: Michael R. Bramnick
Title: Sr. Vice President & General Counsel